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                                                                      EXHIBIT 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1993

                             (Dollars in thousands)
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                                                                Twelve Months
                                                                    Ended
                                                              December 31, 1993
                                                              -----------------
EARNINGS
 (Loss) from Continuing Operations before income taxes . .        $ (22,749)
   Add (Deduct):
    Minority Share of Losses . . . . . . . . . . . . . . .             (590)
    Earnings on Equity Method. . . . . . . . . . . . . . .          (16,922)
    Distributions from Minority Subsidiaries . . . . . . .           11,265
    Amortization of Capitalized Interest . . . . . . . . .               20
    Minority share of income in majority-owned subsidiaries
      that have fixed charges. . . . . . . . . . . . . . .               48
                                                                   --------
                                                                    (28,928)

   Add fixed charges:
    Consolidated interest expense. . . . . . . . . . . . .           33,190
    Interest Portion (1/3) of Consolidated Rent Expense. .            1,554
                                                                   --------
                                                                   $  5,816
                                                                   --------
                                                                   --------
FIXED CHARGES
   Consolidated interest expense . . . . . . . . . . . . .         $ 33,190
   Interest Portion (1/3) of Consolidated Rent Expense . .            1,554
                                                                   --------
                                                                   $ 34,744
                                                                   --------
                                                                   --------

RATIO OF EARNINGS TO FIXED CHARGES . . . . . . . . . . . .              .17
                                                                   --------
                                                                   --------
 Tax-Effected Preferred Dividends. . . . . . . . . . . . .         $     -
 Fixed Charges . . . . . . . . . . . . . . . . . . . . . .           34,744
                                                                   --------
   Fixed Charges and Preferred Dividends . . . . . . . . .         $ 34,744
                                                                   --------
                                                                   --------

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED
 DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . .              .17
                                                                   --------
                                                                   --------

ADDITIONAL FUNDS REQUIRED TO COVER FIXED CHARGES
 AND PREFERRED DIVIDEND PAYMENTS . . . . . . . . . . . . .         $ 28,928
                                                                   --------
                                                                   --------
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